UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223

New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LACQ	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LACQW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one-half of one Warrant	LACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, the stockholders of Leisure Acquisition Corp. (the “Company”) approved an amendment to the Company’s investment management trust agreement, dated December 1, 2017, by and between the Company and the Continental Stock Transfer & Trust Company (the “IMTA Amendment”), to extend the date on which to commence liquidating the trust account (“Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from December 5, 2019 to April 5, 2020 (the “Extended Date”). On December 5, 2019, the Company entered into the IMTA Amendment.

On December 5, 2019, the Company entered into an expense advancement agreement (the “Expense Advance Agreement”) with a potential business combination target (“Potential Target”) with whom discussions are ongoing. Pursuant to the Expense Advance Agreement, the Potential Target committed to provide $566,287.53 to fund contributions to the Trust Account. The Company drew down the full amount under the Expense Advance Agreement to fund the required contribution to the Trust Account for the period December 6, 2019 to January 5, 2020 by issuing an unsecured promissory note to the Potential Target. The note does not bear interest. If the Company completes an initial business combination, the Company would repay amounts borrowed under the Expense Advance Agreement out of the proceeds of the Trust Account released to the Company. Otherwise, amounts borrowed under the Expense Advance Agreement would be repaid only out of funds held by the Company outside the Trust Account.

Amounts borrowed pursuant to the Expense Advance Agreement were deposited to the Trust Account on December 6, 2019.

The foregoing is only a summary of the IMTA Amendment and the Expense Advance Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the respective underlying agreements.  Such agreements will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated by reference in this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

As previously disclosed, the stockholders of the Company approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate a business combination from December 5, 2019 to the Extended Date. On December 5, 2019, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware.

A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment to the Second Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEISURE ACQUISITION CORP.

Date: December 6, 2019	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director

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